AGREEMENT AND PLAN OF MERGER

                               BY AND AMONG

                        BOISE CASCADE CORPORATION,

                BOISE CASCADE OFFICE PRODUCTS CORPORATION,

                                   AND

                       BOISE ACQUISITION CORPORATION


                        DATED AS OF MARCH 12, 2000


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                             TABLE OF CONTENTS


ARTICLE I
THE OFFER
Section 1.01     The Offer
Section 1.02     Company Action

ARTICLE II
THE MERGER
Section 2.01     The Merger
Section 2.02     Effective Time
Section 2.03     Closing
Section 2.04     Certificate of Incorporation, By-Laws;
                 Officers and Directors
Section 2.05     Conversion of Shares
Section 2.06     Dissenting Shares
Section 2.07     Treatment of Options
Section 2.08     Exchange of Certificates

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.01     Capitalization
Section 3.02     Authorization
Section 3.03     Fairness Opinion and Approval by the
                 Special Committee
Section 3.04     SEC Reports
Section 3.05     Offer Documents
Section 3.06     Compliance with Applicable Laws
Section 3.07     Brokers and Finders

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER
Section 4.01     Organization
Section 4.02     Authorization
Section 4.03     No Violations; Consents and Approvals
Section 4.04     Schedule TO
Section 4.05     Brokers and Finders
Section 4.06     Litigation
Section 4.07     Financing


ARTICLE V
CERTAIN COVENANTS AND AGREEMENTS
Section 5.01     Conduct of Business
Section 5.02     Announcement
Section 5.03     No Solicitation
Section 5.04     Notification of Certain Matters
Section 5.05     Directors' and Officers' Indemnification
Section 5.06     Access
Section 5.07     Reasonable Best Efforts
Section 5.08     Purchaser Compliance
Section 5.09     Obligation of Parent

ARTICLE VI
CONDITIONS PRECEDENT
Section 6.01     Conditions to Each Party's Obligation
                 To Effect the Merger
Section 6.02     Conditions to the Obligations of Parent and
                 The Purchaser to Effect the Merger

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
Section 7.01     Termination
Section 7.02     Effect of Termination
Section 7.03     Amendment
Section 7.04     Waiver

ARTICLE VIII
MISCELLANEOUS
Section 8.01     Nonsurvival of Representations and Warranties
Section 8.02     Expenses
Section 8.03     Applicable Law
Section 8.04     Notices
Section 8.05     Entire Agreement
Section 8.06     Assignment
Section 8.07     Headings; References
Section 8.08     Counterparts
Section 8.09     No Third Party Beneficiaries
Section 8.10     Severability; Enforcement
Section 8.11     Certain Definitions


Annex A

                       AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER dated as of March 12, 2000 (the
"Agreement") among Boise Cascade Corporation, a Delaware corporation ("Parent"), Boise Cascade Office Products Corporation, a Delaware corporation ("the Company"), and Boise Acquisition Corporation, a Delaware corporation, and a wholly-owned subsidiary of Parent (the "Purchaser").

     WHEREAS, Parent beneficially owns approximately 81.2% of the common stock, par value $0.01 per share, of the Company ("the Company Common Stock");

     WHEREAS, Parent has proposed that the Purchaser acquire all of the issued and outstanding shares of the Company Common Stock not beneficially owned by Parent or the Purchaser (the "Shares");

     WHEREAS, the Board of Directors of the Company, upon recommendation of a committee comprised of the three independent directors of the Company's Board of Directors (the "Special Committee"), has determined that the consideration to be paid for each Share in the Offer (as defined below) and the Merger (as defined below) is fair to the holders of the Shares and that it is advisable and in the best interests of the stockholders of the Company to approve Parent's proposed acquisition and has unanimously voted (i) to recommend that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer and
(ii) to approve the merger of the Purchaser with and into the Company, with the Company being the surviving corporation, in accordance with the General Corporation Law of the State of Delaware (the "DGCL") following consummation of the Offer (the "Merger"); and

     WHEREAS, it is proposed that Parent make a cash tender offer (the "Offer") in compliance with the applicable provisions of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated under that Act to acquire all the issued and outstanding Shares for $16.50 per Share (such amount, or any greater amount per share paid pursuant to the Offer, being referred to as the "Per Share Amount") net to the seller in cash, upon the terms and subject to the conditions of this Agreement. The Offer will be followed by the Merger, pursuant to which each then-issued and outstanding Share not beneficially owned by Parent or the Purchaser will be converted into the right to receive the Per Share Amount, upon the terms and subject to the conditions provided in this Agreement; and

     NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, the parties agree as follows:



                                 ARTICLE I
                                 THE OFFER

Section 1.01   The Offer.

     (a)  Unless this Agreement has been terminated in accordance with
Article VII, Parent, Purchaser and the Company shall use their reasonable best efforts to complete and file the Offer Documents, as defined below, and Schedule 14D-9 and commence the Offer as promptly as practicable but in no event later than fourteen days from the date hereof. The Offer shall be scheduled to expire at 5:00 p.m., New York City time on the 21st business day following commencement of the Offer (the "Initial Expiration Date").

     The Purchaser shall use reasonable best efforts to consummate the Offer in accordance with its terms and to accept for payment Shares tendered pursuant to the Offer as soon as legally permitted to do so under applicable law and shall pay for tendered Shares as soon as practical, subject to:

          (i) the condition that pursuant to the Offer, there shall have been validly tendered and not withdrawn before the Offer expires the number of Shares which constitutes at least a majority of the outstanding Shares not beneficially owned by Parent or Purchaser immediately prior to the expiration of the Offer (the "Minimum Condition"); and

          (ii) the other conditions set forth in Annex A to this Agreement.

     (b) The Offer shall be made by means of the Offer to Purchase (as defined below) and shall be subject to the Minimum Condition and the other conditions set forth in Annex A to this Agreement and shall reflect, as appropriate, the other terms set forth in this Agreement. The Purchaser expressly reserves the right to increase the amount it offers to pay per Share in the Offer and to extend the Offer to the extent required by law in connection with such an increase, in each case without the consent of the Company. Without the prior written consent of the Special Committee, Parent will not:

          (i)   decrease the Offer Price;

          (ii)  change the number of Shares to be purchased in the Offer;

          (iii) change the form of the consideration payable in the Offer;

          (iv)  amend or waive the Minimum Condition; or

          (v) make any other change in the terms or conditions of the Offer which is adverse to the holders of Shares.

     (c) If, on the Initial Expiration Date, all conditions to the Offer will not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the expiration date; provided, however, that the Offer shall not be extended beyond June 30, 2000.

     The Per Share Amount shall, subject to any applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer.

     (d) As soon as reasonably practicable on the date of commencement of the Offer, Parent shall file with the Securities and Exchange Commission (the "SEC") a combined Schedule TO and Schedule 13E-3 under cover of Schedule TO. (The combined Schedule TO and Schedule 13E-3, together with all exhibits and amendments, is collectively referred to as "Schedule TO.")

     The Schedule TO shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and the form of the related letter of transmittal (the Schedule TO, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents").

     Parent, the Purchaser and the Company agree to correct promptly any information provided by any of them for use in the Offer Documents which shall have become materially incorrect or misleading, and Parent and the Purchaser further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the holders of Shares, in each case as and to the extent required by applicable law.

     The Company, the Special Committee and their respective counsel shall be given the opportunity to review and comment on the Offer Documents and any amendments to the Offer Documents before they are filed with the SEC. Parent and the Purchaser shall provide the Company, the Special Committee and their respective counsel with a copy of any written comments or telephonic notification of any oral comments from the SEC or its staff with respect to the Offer Documents promptly after the comments are received.

Section 1.02   Company Action.

     (a)  The Company consents to the Offer and represents that:

          (i) the Special Committee and the Company Board of Directors at meetings duly called and held on March 10, 2000, have each, by unanimous vote of all directors present and voting;

                (A) determined that the Offer and the Merger are advisable, fair to and in the best interests of the stockholders of the Company (other than Parent and the Purchaser);

                (B) approved this Agreement and the transactions contemplated by this Agreement; and

                (C) resolved to recommend that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer; provided that such recommendation may be withdrawn, modified or amended to the extent the Board of Directors, upon recommendation of the Special Committee, determines in good faith after consultation with independent legal counsel that its failure to take such action would violate the fiduciary duties of the Board of Directors under applicable law; and

          (ii) Credit Suisse First Boston ("Advisor") has delivered to the Special Committee a written opinion that, based on, and subject to, the various assumptions and qualifications set forth in that opinion, as of the date of this Agreement, the consideration to be received by the holders of Shares (other than Parent and the Purchaser) pursuant to the Offer and the Merger is fair to such holders from a financial point of view. A copy of the opinion has been provided to Parent, and the Company has been authorized by Advisor to include the opinion in its entirety, in the Offer Documents; provided, however that any description of the content of the opinion shall be approved by the Advisor, which approval will not be unreasonably withheld. The Company consents to the inclusion in the Offer Documents of the recommendations of the Special Committee and the Company Board of Directors described above, provided the exact text of any such statement be first approved by counsel to the committee.

     (b) On the same day as Parent first files the Schedule TO with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments, supplements, and exhibits, the "Schedule 14D-9") containing the recommendations of the Special Committee and the Company Board of Directors described in Section 1.02(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Exchange Act and any other applicable federal securities laws or regulations. The Company, Parent and the Purchaser agree to promptly correct any information provided by any of them for use in the Schedule 14D-9 which has become materially incorrect or misleading. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review and comment on the Schedule 14D-9 and any amendments to such Schedule before it is filed with the SEC. The Company shall provide Parent and its counsel with a copy of any written comments or telephonic notification of any oral comments the Company may receive from the SEC with respect to the Schedule 14D-9 promptly after it is received.

     (c) In connection with the transactions contemplated by this Agreement, the Company shall promptly furnish Parent with any information, including, without limitation, mailing labels, updated shareholder listings, security position listings, and such other information and assistance as Parent, the Purchaser or their agents may reasonably request in connection with the Offer and the Merger.


                                ARTICLE II
                                THE MERGER

Section 2.01   The Merger.

     At the Effective Time, upon the terms and subject to the conditions in this Agreement and in accordance with the DGCL, the Purchaser shall be merged with and into the Company, the separate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects as provided by the DGCL and other applicable law.

Section 2.02   Effective Time.

     On the Closing Date, the parties shall file with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other time as is permissible under the DGCL and as Parent and the Company shall agree and as specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

Section 2.03   Closing.

     The closing of the Merger (the "Closing") will take place at the headquarters of Parent in Boise, Idaho, on the day immediately following the satisfaction of the conditions provided in Article VI, or at such other date and place as the Company and Parent shall agree (the "Closing Date").

Section 2.04   Certificate of Incorporation, By-Laws; Officers and
               Directors

     Pursuant to the Merger:

     (a) the Certificate of Incorporation and By-laws of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and By-laws of the Surviving Corporation following the Merger until thereafter changed or amended as provided therein and with applicable law;

     (b) the directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation following the Merger and until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified; and

     (c) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified.

Section 2.05  Conversion of Shares.

     As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, the Purchaser or the holders of any Shares:

     (a) Shares of the Purchaser. Each share of common stock of the Purchaser which is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation;

     (b) Capital Stock of the Company. Subject to Sections 2.05(c) and 2.06, each share of the Company Common Stock which is issued and outstanding immediately prior to the Effective Time shall be converted into and become a right to receive the Per Share Amount in cash and shall automatically be canceled and retired and shall cease to exist. Each holder of a certificate representing any such shares of the Company Common Stock shall, to the extent such certificate represents such shares, cease to have any rights with respect to such shares, except the right to receive the Per Share Amount allocable to the shares represented by such certificate upon surrender of such certificate in accordance with Section 2.08.

     (c) Cancellation of Treasury Stock and Parent-Owned Stock. Any shares of the Company Common Stock that are owned immediately prior to the Effective Time by the Company as treasury stock and each Share owned by Parent, Purchaser or any other wholly-owned subsidiary of Parent, shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such shares. Each holder of a certificate representing any such shares shall cease to have any rights with respect to such shares.

Section 2.06   Dissenting Shares.

     Notwithstanding anything in this Agreement to the contrary, shares of the Company Common Stock outstanding immediately prior to the Effective Time and which are held by a stockholder who has properly exercised appraisal rights thereto, in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Per Share Amount, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal, if any. If, after the Effective Time, such holder fails to perfect or withdraws or loses any such right to appraisal, each such share of such holder shall be treated as a share that had been converted as of the Effective Time into the right to receive the Per Share Amount, without interest, in accordance with
Section 2.05(b).  The Company shall give Parent:

     (a) prompt notice of any demands for appraisal of any shares of the Company Common Stock received by the Company; and

     (b) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

Section 2.07   Treatment of Options.

     Prior to the Effective Time, the Company will attempt in good faith to provide that, at the Effective Time, each option to purchase shares of the Company Common Stock (a "Stock Option") granted under either the 1995 Key Executive Stock Option Plan or the Company's Directors' Stock Option Plan will be cancelled. In exchange for each Stock Option, the holder will be entitled to receive from the Company, for each share of the Company Common Stock subject to the Stock Option, a cash payment equal to the excess, if any, of the Per Share Amount over the applicable exercise price.

Section 2.08   Exchange of Certificates.

     (a) Exchange Agent. The Shareholders Services Department of Parent shall be appointed to act as exchange agent (the "Exchange Agent") for the payment of the Per Share Amount for the holders of the Shares. As of the Effective Time, Parent shall have deposited with the Exchange Agent, for the benefit of the holders of shares of the Company Common Stock, for exchange in accordance with this Section 2.08, the aggregate amount of cash payable pursuant to Section 2.05(b) hereof in exchange for outstanding shares of the Company Common Stock and for the option cash-out pursuant to 2.07 (the "Exchange Fund").

     (b) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock whose shares were converted into the right to receive cash pursuant to Section 2.05(b) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing such shares of the Company Common Stock shall pass, only upon delivery of the certificates representing such shares of the Company Common Stock to the Exchange Agent and shall be in such form and have such other provisions as the Exchange Agent may reasonably specify), and instructions for use in effecting the surrender of the certificates representing such shares of the Company Common Stock, in exchange for the Per Share Amount. Upon surrender to the Exchange Agent of a certificate or certificates representing shares of the Company Common Stock and acceptance thereof by the Exchange Agent, the holder thereof shall be entitled to the amount of cash into which the number of shares of the Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of the Company Common Stock and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of the Per Share Amount allocable to the shares of the Company Common Stock represented by such certificate or certificates to the record holder. If any Per Share Amount is to be remitted to a name other than that in which the certificate for the Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the payment of the Per Share Amount to a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that the tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.08, each certificate for shares of the Company Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Per Share Amount allocable to the shares represented by such certificates contemplated by Section 2.07(b). No interest will be paid or will accrue on any amount payable as a Per Share Amount. Subject to completion of the documentation referred to above, the Per Share Amount shall be paid at the Effective Time to holders of the Company Common Stock.

     (c) No Further Ownership Rights in the Company Stock. The Per Share Amount paid upon the surrender for exchange of certificates representing shares of the Company Common Stock in accordance with the terms of this
Section 2.08 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of the Company Common Stock represented by such certificates.

     (d) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and other income received by the Exchange Agent in respect of all such funds) which remains undistributed to the holders of the certificates representing shares of the Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of shares of the Company Common Stock prior to the Merger who have not theretofore complied with this
Section 2.08 shall thereafter look only to the Surviving Corporation and Parent and only as general creditors thereof for payment of their claim for the Per Share Amount to which they may be entitled.

     (e) No Liability. No party to this Agreement shall be liable to any Person (as hereinafter defined) in respect of any amount from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. The term "Person" means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

     (f) Lost Certificates. In the event any certificate or certificates representing shares of the Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate or certificates to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Per Share Amount deliverable in respect thereof as determined in accordance with this Section 2.08, provided that the Person to whom the Per Share Amount is paid shall, as a condition precedent to payment, indemnify Parent in an agreement reasonably satisfactory to it against any claim that may be made against Parent or the Company with respect to the certificate claimed to have been lost, stolen or destroyed.


                                ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and the Purchaser as follows:

Section 3.01  Capitalization.

     The authorized capital stock of the Company consists of 200,000,000 shares of the Company Common Stock, of which 65,814,460 shares are issued and outstanding as of the date hereof. To the Knowledge of the Company's senior executive officers, except for the Stock Options, there are no outstanding options, warrants or other rights of any kind to acquire (including preemptive rights) any additional shares of capital stock of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Company committed to issue any such option, warrant, right or security.

Section 3.02  Authorization.

     The Company has all requisite corporate power and authority to enter into this Agreement and, subject to any necessary approval of the Merger by the stockholders of the Company, to carry out its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company (other than, if required by the DGCL, the approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company). The Board of Directors of the Company has [unanimously] adopted resolutions approving this Agreement and the Merger, determined that the terms of the Merger are advisable, fair to, and in the best interests of, the Company's stockholders and recommended that the holders of Shares tender their Shares pursuant to the Offer. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and the Purchaser, constitutes the valid and binding obligation of the Company, enforceable against the Company except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

Section 3.03  Fairness Opinion and Approval by the Special Committee.

     On or prior to the date hereof, the Special Committee:

     (a) approved the terms of this Agreement and the transactions contemplated hereby as they relate to the stockholders (other than Parent, Purchaser or any wholly owned Subsidiary of either of them) of the Company (the "Public Stockholders"), including without limitation the Merger;

     (b) has determined that the Merger and the Offer are advisable, fair to and in the best interests of the Public Stockholders;

     (c) recommended that the Board of Directors of the Company approve and authorize this Agreement and the transactions contemplated by this Agreement; and

     (d) recommended that the Public Stockholders tender their Shares pursuant to the Offer.

     The Special Committee has received the opinion, dated as of March __, 2000, of Advisor to the effect that the consideration to be received by the Public Stockholders in the Merger is fair to such stockholders from a financial point of view. (A copy of the opinion has been delivered to Parent.) Based on such opinion, and such other factors as it deemed relevant, the Special Committee has taken all of the actions set forth in clauses in (a) through (d) above.

Section 3.04   SEC Reports.

     The Company has filed all reports and schedules required to be filed with the SEC since January 1, 1998 (collectively, the "SEC Reports").
None of the SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the SEC Reports presents fairly the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein present fairly the results of operations and cash flows of the Company and the Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

Section 3.05   Offer Documents.

     Neither Schedule 14D-9 nor any of the information supplied by the Company for inclusion or incorporation by reference into the Offer Documents, will, at the respective times the Offer Documents and the
Schedule 14D-9 are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company makes no representation with respect to any information supplied by Parent, the Purchaser or any of their affiliates (other than the Company and the Subsidiaries) expressly for inclusion in the Offer Documents or Schedule 14D-9.

Section 3.06  Compliance With Applicable Laws.

     Except as disclosed in the SEC Reports, to the Knowledge of the senior executive officers of the Company, the businesses of the Company and the Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of the Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for investigations or reviews which individually or in the aggregate would not have, nor be reasonably likely to have, a Material Adverse Effect.

Section 3.07   Brokers and Finders.

     Other than Advisor, the Company has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof. The Company shall pay any fees due to Advisor.



                                ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES
                        OF PARENT AND THE PURCHASER

Section 4.01   Organization.

     Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

Section 4.02   Authorization.

     Each of Parent and the Purchaser has all corporate power and authority to enter into this Agreement and to carry out its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Parent and the Purchaser. The Boards of Directors of each of Parent and the Purchaser have approved this Agreement and the Merger. This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due authorization, execution and delivery hereof by the Company, constitutes the valid and binding obligation of each of Parent and the Purchaser, enforceable against each of Parent and the Purchaser except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally or by general equitable principles.

Section 4.03   No Violations; Consents and Approvals.

     (a) Neither the execution, delivery and performance of this Agreement by Parent and the Purchaser nor the consummation by Parent and the Purchaser of the transactions contemplated hereby will:

          (i) violate any provision of the respective Certificates of Incorporation or By-laws of Parent or the Purchaser;

          (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or to the imposition of any lien) under, or result in the acceleration or trigger of any payment, time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee or other evidence of indebtedness, lease, license, contract, agreement, plan or other instrument or obligation to which Parent or the Purchaser is a party or by which either of them or any of their assets may be bound; or

          (iii) conflict with or violate any Laws applicable to Parent or the Purchaser or any of their properties or assets; except in the case of clauses (ii) and (iii) for such conflicts, violations, breaches, defaults or liens which individually and in the aggregate would not be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of Parent and the Purchaser, taken as a whole, or materially impair or delay the consummation of the transactions contemplated hereby.

     (b) No filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any Governmental Entity or any other Person is required in connection with the execution, delivery and performance of this Agreement by Parent or the Purchaser or the consummation by Parent or the Purchaser of the transactions contemplated hereby, except:

          (i)   applicable requirements under the Exchange Act;

          (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and

          (iii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made individually and in the aggregate would not have, nor be reasonably likely to have, a material adverse effect on the business, results of operations or financial conditions of Parent and the Purchaser, taken as a whole, or materially impair or delay the consummation of the transactions contemplated hereby.

Section 4.04   Schedule TO.

     None of the information supplied or to be supplied in writing by Parent or the Purchaser for inclusion or incorporation by reference in the Schedule TO and the Schedule 14D-9 (and any amendment thereof or supplement thereto), will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No representation is made by Parent or the Purchaser with respect to any information supplied by the Company for inclusion in the Schedule TO or
Schedule 14D-9.

Section 4.05   Brokers and Finders.

     Other than Goldman Sachs & Co., neither Parent nor the Purchaser has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof. The Purchaser shall pay any fees due to Goldman Sachs & Co.

Section 4.06   Litigation.

     There is no action, suit or proceeding pending or, to the knowledge of Parent or the Purchaser, threatened against Parent or the Purchaser at law, in equity or otherwise, in, before or by any court or governmental agency or authority which would reasonably be likely to have a material adverse effect on the ability of Parent or the Purchaser to perform their respective obligations under this Agreement.

Section 4.07   Financing.

     Parent will have at the Closing sufficient funds to perform its obligations under this Agreement.


                                 ARTICLE V
                      CERTAIN COVENANTS AND AGREEMENTS

Section 5.01   Conduct of Business.

     From the date of this Agreement to the Effective Time, the Company covenants and agrees to do, and to cause the Subsidiaries to do, except as otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the following:

     (a) Ordinary Course. The Company and each of the Subsidiaries shall operate the businesses conducted by them in the ordinary and usual course and shall use their reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and key employees and preserve their relationships with material customers and suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Time.

     (b) Accounting Principles; Liabilities. The Company shall not, and shall not permit any Subsidiary to:

          (i) change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in generally accepted accounting principles;

          (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, or satisfaction in the ordinary course of business and consistent with past practice.

     (c) Employee Benefits; Executive Compensation. Except for actions made in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any Subsidiary to increase the compensation payable to or become payable to its directors, officers or employees, pay any bonus, grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or other employees of the Company or any Subsidiary, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, materially change any actuarial assumption or other assumption used to calculate funding obligations with respect to any pension or retirement plan, or change the manner in which contributions to any such plan are made or the basis on which such contributions are determined, except, in each case, as may be required by law or contractual commitments which are existing as of the date of this Agreement.

     (d) Other Business. Except for such actions as may be required by law, the Company shall not, and shall not permit any Subsidiary to, take any action that will result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue or in any of the conditions to the Merger set forth in Article VI not being satisfied.

Section 5.02   Announcement.

     Neither the Company, on the one hand, nor Parent or the Purchaser, on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other (which consent shall not be unreasonably withheld), except as may be required by applicable law or stock exchange regulation. Notwithstanding anything in this Section 5.02 to the contrary, Parent, the Purchaser and the Company will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by law.

Section 5.03   No Solicitation.

     From the date of this Agreement to the Effective Time, the Company covenants and agrees that the Company shall not, nor shall it authorize or permit any of the Subsidiaries or any officer, director, employee, investment banker, attorney or other advisor or representative of the Company or any of the Subsidiaries ("the Company Representatives") to, directly or indirectly:

     (a) solicit, initiate, or encourage the submission of, or approve or recommend, or propose publicly to approve or recommend any Acquisition Proposal (as defined below);

     (b)  enter into any agreement with respect to any Acquisition
Proposal; or

     (c) solicit, initiate, participate in, or encourage any discussions or negotiations regarding, or furnish to any Person (other than Parent or any of its affiliates or representatives) any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

     Without limiting the foregoing, it is understood that any violation, of which the Company or any of the Subsidiaries had knowledge at the time of such violation, of the restrictions set forth in the immediately preceding sentence by any officer, director, employee, investment banker, attorney, employee, or other advisor or representative of the Company or any of the Subsidiaries, whether or not such Person is purporting to act on behalf of the Company or any of the Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.03 by the Company.

     The Company shall promptly advise Parent of any Acquisition Proposal and any inquiries with respect to any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal for a merger or other business combination involving the Company or any proposal or offer to acquire in any manner, directly or indirectly, any equity interest in the Company or a material portion of the assets of the Company. Nothing contained in this Section 5.03 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

Section 5.04   Notification of Certain Matters.

     The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of:

     (a) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

     (b) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that the delivery of any notice pursuant to this Section 5.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.05   Directors' and Officers' Indemnification.

     (a) Parent shall cause the certificate of incorporation and the By-laws of the Surviving Corporation to contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and By-Laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law. Parent hereby guarantees the payment obligations of the Surviving Corporation arising from the indemnification and exculpation provisions referred to in the preceding sentence.

     (b) Parent or the Surviving Corporation shall maintain in effect for six years from the Effective Time policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous to the insured than any such policies of the Company currently in effect on the date of this Agreement (the "Company Insurance Policies"), with respect to matters occurring prior to the Effective Time, to the extent available, and having the maximum available coverage under any such the Company Insurance Policies.

Section 5.06   Access.

     Between the date of this Agreement and the Effective Time, the Company shall (and shall cause each of the Subsidiaries to) afford the officers, employees, accountants, counsel, financing sources and other representatives of Parent, full access to all of its properties, books, contracts, commitments and records and during such period, the Company shall (and shall cause each of the Subsidiaries to) furnish promptly to
Parent:

     (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws; and

     (b) all other information concerning its business, properties and personnel as Parent may reasonably request.

Section 5.07   Reasonable Best Efforts.

     Before Closing, upon the terms and subject to the conditions of this Agreement, Parent, the Purchaser and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

     (a) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity;

     (b) the preparation of any disclosure documents requested by Parent to facilitate financing of any of the transactions contemplated by this Agreement; and

     (c)  the satisfaction of the other parties' conditions to Closing.

Section 5.08   Purchaser Compliance.

     Parent shall cause the Purchaser to comply with all of its obligations under this Agreement.

Section 5.09   Obligation of Parent.

     Parent shall not take any action, and it shall use its best efforts not to permit any director of the Company who is an employee of Parent to take any action, that would cause the Company to breach any of the representations, warranties or agreements made by the Company in this Agreement.


                                ARTICLE VI
                           CONDITIONS PRECEDENT

Section 6.01   Conditions to Each Party's Obligation to Effect the Merger.

     The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable law):

     (a) No Injunction or Proceeding. No order or injunction of a court of competent jurisdiction, shall be in effect, no statute, rule or regulation shall have been enacted by a Governmental Entity and no action, suit or proceeding by any Governmental Entity shall have been instituted or threatened, which prohibits the consummation of the Merger or materially challenges the transactions contemplated hereby.

     (b) Consents. Other than filing the Certificate of Merger, and except as would not be reasonably likely to have a Material Adverse Effect, all consents, approvals and authorizations of and filings with Governmental Entities required for the consummation of the transactions contemplated hereby, if any, shall have been obtained or effected or filed.

     (c) Purchase of Shares in Offer. Parent, the Purchaser or their affiliates shall have purchased Shares pursuant to the Offer.


Section 6.02 Conditions to the Obligations of Parent and the Purchaser to Effect the Merger.

     The obligations of Parent and the Purchaser to effect the Merger are further subject to the satisfaction or waiver of each of the following conditions prior to or at the Closing Date:

     (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as though made at and as of the Effective Time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

     (b) Agreements. The Company shall have performed and complied in all material respects with all of its undertakings and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date.


                                ARTICLE VII
                     TERMINATION, AMENDMENT AND WAIVER

Section 7.01   Termination.

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

     (a) by the mutual written consent of the Boards of Directors of Parent, the Purchaser and the Company (upon recommendation of the Special Committee);

     (b) by either the Company upon the recommendation of the Special Committee, on the one hand, or Parent and the Purchaser, on the other hand, if:

          (i) (x) the Offer shall have expired without any Shares being purchased pursuant to the Offer or (y) the Purchaser shall not have accepted for payment any Shares pursuant to the Offer by July 1, 2000; provided, however, that the right to terminate this Agreement under this
Section 7.01(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Purchaser to purchase the Shares pursuant to the Offer on or before such date; or

          (ii) any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties to this Agreement shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

     (c) by the Company, if Parent or the Purchaser shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within 30 days after the giving of written notice by the Company to Parent or the Purchaser, as applicable; or

     (d)  by Parent, if:

          (i) before the purchase of Shares by the Purchaser pursuant to the Offer, the Special Committee shall have withdrawn, modified or changed in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended an Acquisition Proposal or shall have executed an agreement in principle or a definitive agreement relating to an Acquisition Proposal or similar business combination with a person or entity other than Parent, the Purchaser or their affiliates; or

          (ii) before the purchase of Shares pursuant to the Offer, the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (x) would give rise to the failure of a condition set forth in paragraph (b)(vi) or (b)(vii) of Annex A to this Agreement and (y) cannot be or has not been cured within 30 days after the giving of written notice to the Company; provided, however, that Parent may not terminate this Agreement if any affirmative action by Parent or any agent or employee of Parent was the cause of the breach by the Company of any representation, warranty or covenant.

Section 7.02   Effect of Termination.

     If this Agreement is terminated as provided in Section 7.01, written notice of such termination shall be given by the terminating party or parties to the other party or parties specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of Parent, the Purchaser or the Company (except as set forth in this Section
7.02 and Section 7.01 of this Agreement, each of which Sections shall survive any termination of this Agreement); provided that nothing in this Agreement shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 7.03   Amendment.

     The parties may amend this Agreement in writing; provided, however any amendment of this Agreement on behalf of the Company shall be subject to the approval of the Board of Directors of the Company which approval shall be given only if recommended by the Special Committee.

Section 7.04   Waiver.

     At any time before the Effective Time, Parent, by action taken by its Board of Directors or the Company, by action taken by its Board of Directors upon the recommendation of the Special Committee, may:

     (i) extend the time for the performance of any of the obligations or other acts of any other party to this Agreement; or

     (ii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.


                               ARTICLE VIII
                               MISCELLANEOUS

Section 8.01   Nonsurvival of Representations and Warranties.

     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. All such representations and warranties will be extinguished on consummation of the Merger and neither the Company, any Subsidiary nor any of its officers, directors or employees or stockholders shall be under any liability whatsoever with respect to any such representation or warranty after such time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 8.02   Expenses.

     Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

Section 8.03   Applicable Law.

     The law of the State of Delaware shall govern the rights and duties of the parties to this Agreement.

Section 8.04   Notices.

     All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

     (a) if sent by registered or certified mail in the United States, return receipt requested, upon receipt;

     (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after being sent;

     (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clauses (a) or (b) above, when transmitted and receipt is confirmed by telephone; or

     (d)  if otherwise actually personally delivered, when delivered.

     All notices and other communications under this Agreement shall be sent or delivered as follows:

     If to the Company, to:

          Boise Cascade Office Products Corporation
          800 West Bryn Mawr Avenue
          Ithaca, Illinois 60143
          Telephone:  (630) 773-5000
          Fax:  (630) 773-7107
          Attention:  Christopher Milliken

          with a copy to:

          James G. Connelly III
          104 Wilmot Road, Suite 500
          Deerfield, IL  60015
          Telephone:  (847) 317-4986

          and also to:

          Shapiro, Forman & Allen LLP
          380 Madison Avenue
          New York, NY 10017
          Telephone:  (212) 972-4900
          Fax:  (212) 557-1275
          Attention:  Stuart L. Shapiro and Robert W. Forman

     If to Parent or the Purchaser, to:

          Boise Cascade Corporation
          1111 West Jefferson Street
          Boise, Idaho 83728
          Telephone:  (208) 384-7704
          Fax:  (208) 384-4912
          Attention:  John W. Holleran

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          One Beacon Street, 31st Floor
          Boston, MA 02108-3194
          Telephone:  (617) 573-4800
          Facsimile:  (617) 573-4822
          Attention:  Margaret A. Brown, Esq.

     Each party may change its address by written notice in accordance with this Section.

Section 8.05   Entire Agreement

     This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

Section 8.06   Assignment.

     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Parent or the Purchaser may assign this Agreement to any subsidiary of Parent or the Purchaser. No such assignment shall relieve Parent or the Purchaser of its obligations under this Agreement. Subject to the first sentence of this Section 8.06, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

Section 8.07   Headings; References

     The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles" or "Sections" shall be deemed to be references to Articles or Sections of this Agreement unless otherwise indicated.

Section 8.08   Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

Section 8.09   No Third Party Beneficiaries.

     Except as provided in Section 5.05, nothing in this Agreement, express or implied, is intended to confer upon any person or entity not a party to this Agreement any rights or remedies under or by reason of this Agreement.

Section 8.10   Severability; Enforcement.

     Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provisions shall be interpreted to be only so broad as is enforceable.

Section 8.11   Certain Definitions.

     As used in this Agreement, the following terms shall have the meanings set forth in this section:

     "Knowledge" - a person shall be deemed to have "Knowledge" of a particular fact or matter if he is actually aware of such fact or matter.

     "Material Adverse Effect" means an effect on the business, assets, liabilities, results of operations or financial condition of the Company that has resulted in or is reasonably likely to result in, a reduction from 1999 levels in Company revenues of 12% or in Company earnings before interest and taxes of 15%.

     "Subsidiary" means any corporation, joint venture, partnership, limited liability company or other entity of which the Company, directly or indirectly, owns or controls capital stock (or other equity interests) representing more than fifty percent of the general voting power under ordinary circumstances of such entity.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


BOISE CASCADE CORPORATION

By:     /s/ George J. Harad
Title:  Chairman & CEO


BOISE ACQUISITION CORPORATION

By:     /s/ Karen E. Gowland
Title:  Secretary


BOISE CASCADE OFFICE PRODUCTS CORPORATION

By:     /s/ A. James Balkins III
Title:  Senior Vice President

                                  ANNEX A

     Certain Conditions of the Offer. Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligations to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if:

     (a)  the Minimum Condition has not been satisfied, or

     (b) at any time on or after the date of the Agreement and before the Expiration Date, any of the following events shall occur:

          (i) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity which:

                 (A) seeks to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of the Company's businesses or assets, or to compel Parent or the Purchaser or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries in each case taken as a whole;

                 (B) challenges the acquisition by Parent or the Purchaser of any Shares under the Offer, seeks to restrain or prohibit the making or consummation of the offer or the Merger or the performance of any of the other transactions contemplated by this Agreement, or seeks to obtain from the Company, Parent or the Purchaser any damages that are material in relation to the Company and the Subsidiaries taken as a whole;

                 (C) seeks to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger;

                 (D) seeks to impose material limitations on the ability of the Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote Shares purchased by it on all matters properly presented to the Company's shareholders; or

                 (E) otherwise is reasonably likely to have a material adverse affect on the consolidated financial condition, businesses or results of operations of the Company and the Subsidiaries, taken as a whole; or

          (ii) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (A) through (E) of paragraph (i) above; or

          (iii)  there shall have occurred:

                 (A) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or in the NASDAQ National Market System, for a period in excess of ten consecutive trading hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions);

                 (B) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory);

                 (C) a commencement of a war, or other international or national calamity directly involving the United States;

                 (D) any limitation (whether or not mandatory) by any United States or foreign governmental authority on the extension of credit by banks or other financial institutions;

                 (E) a change in general financial bank or capital market conditions which materially or adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans; or

                 (F) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

          (iv) there shall have occurred an event or events which in the aggregate have resulted in or are reasonably likely to result in, a reduction from 1999 levels in Company revenues of 12% or in Company earnings before interest and taxes of 15%, excluding any reduction attributable to any action of the Company which is approved in writing by the Board of Directors of the Company or an officer of Parent.

          (v) the Company Board of Directors or any committee thereof shall have:

                 (A) withdrawn, modified or changed in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, this Agreement or the Merger;

                 (B) recommended the approval or acceptance of an Acquisition Proposal from, or similar business combination with, a person or entity other than Parent, the Purchaser or their affiliates; or

                 (C) executed an agreement in principle or definitive agreement relating to an Acquisition Proposal from, or similar business combination with, a person or entity other than Parent, the Purchaser or their affiliates; or

          (vi) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of this Agreement and as of the scheduled expiration of the Offer; provided, however, that if the failure of a representation or warranty to be true and correct was caused by any affirmative action by Parent or any agent or employee of Parent, Parent may not rely upon such failure as a basis for not proceeding in any manner with the Offer; or

          (vii) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement; provided, however, that if the failure to perform or comply was caused by any affirmative action by Parent, Parent may not rely upon such failure as a basis for not proceeding in any manner with the Offer; or

          (viii) all governmental consents necessary to the consummation of the Offer or the Merger, whether federal, state or local shall not have been obtained, other than consents the failure to obtain which would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; or

          (ix) this Agreement shall have been terminated in accordance with its terms;

which in the judgment of Parent, reasonably exercised, in any such case, and regardless of the circumstances giving rise to such condition, makes it inadvisable to proceed with the Offer and/or with the acceptance for payment of or payment for Shares.

     Except for the Minimum Condition, the foregoing conditions are for the sole benefit of Parent and the Purchaser, may be waived by Parent or the Purchaser, in whole or in part, at any time and from time to time in the sole discretion of Parent or the Purchaser. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted any time and from time to time.